                                                                   EXHIBIT 10.18

                                                                  EXECUTION COPY



                              SEPARATION AGREEMENT
                              --------------------

         JEFFREY R. STEINHILBER ("Employee") and NCS HEALTHCARE, INC., a Delaware corporation ("Company"), in exchange for their mutual covenants and obligations set forth herein, hereby agree as follows:

         1. As of June 11, 1999 ("Date of Resignation"), Employee, through his signature below, voluntarily resigns his employment with the Company. Employee understands that his employment records will reflect the voluntary nature of the cessation of his employment, and expressly acknowledges that he has not been "discharged" or "terminated" by the Company, constructively or otherwise. The Company hereby consents to and accepts Employee's resignation.

         2. Employee and the Company hereby agree that execution and acceptance of this Agreement by the parties hereto constitutes a termination of that certain Employment Agreement, dated December 1, 1998, between Company and Employee, a copy of which has been attached hereto as EXHIBIT A (the "Employment Agreement") as of the Date of Resignation. Employee and the Company hereby acknowledge and agree that, pursuant to the terms of the Employment Agreement and notwithstanding anything to the contrary contained herein or otherwise, the obligations of the parties thereto set forth in Section 3 of the Employment Agreement shall survive the termination thereof and Employee, by his signature hereto, reaffirms his obligations as set forth in Section 3 of the Employment Agreement. The Employee Noncompetition Agreement, dated February 13, 1996, is hereby terminated in its entirety without the survival of any provisions.

         3. In connection herewith, Employee will continue until November 30, 2001, to receive his $220, 000 annual salary, less such deductions and withholdings as are required by law, payable in accordance with Company's standard payroll practices (the "Salary Continuation"). In addition, Employee will continue to until November 30, 2001, to receive reimbursement for club dues and assessments for Mayfield Country Club and a $129.99 cellular telephone allowance in addition to the medical, 401(k) and other benefits provided by the Company to its executives and employees generally. Finally, Employee will be entitled to a $725 bonus and to retain the notebook computer, computer monitor, key board, and palm pilot previously provided to him by the Company and the magazine subscriptions paid for by the Company in Employee's name will be transferred to Employee's home address until renewal at the cost and choice of Employee. If Jon Outcalt and Kevin Shaw cease to own or otherwise control, in the aggregate, at least fifty percent (50%) of the voting control of the Company (as a result of a sale, exchange or other transfer or as a result of a merger, consolidation, reorganization or other transaction), then the "Salary Continuation" and an amount equal to the maximum 401(k) match that would otherwise have been paid by the Company will be immediately due in one lump sum calculated using an annual discount rate of 6%.

         4. After November 30, 2001, to the extent permitted by law, Employee shall be entitled to continuation of coverage under the Company's health/medical insurance plan at his own expense pursuant to any rights he may have under the Federal

Consolidated Omnibus Budget Reconciliation Act, as amended ("COBRA"), part VI of Subtitle B of Title I of the Employee Retirement Income Security Act of 1974 ("ERISA"), as amended and Internal Revenue Code ss. 4980(B)(f). Such continuation shall be afforded up to the maximum period provided by law so long as Employee submits payments for elected coverage and otherwise complies with conditions of continuation on a timely basis.

         5. (a) Except as otherwise provided in this Agreement, Employee does hereby for himself and for his heirs, executors, successors and assigns, release and forever discharge the Company, its current and past subsidiaries, divisions, and affiliated businesses, if any, together with its and their officers, directors, management, representatives, employees, shareholders, agents, successors, assigns, attorneys and other persons affiliated with the Company, both known and unknown (collectively, the "Releasees"), of and from any and all claims, demands, actions or causes of action, damages, or suits at law or equity, of whatsoever kind or nature arising in connection with Employee's employment or cessation of employment with the Company that has occurred prior to the Effective Date of this Agreement, including, but not limited to, all claims or demands for back pay, reinstatement, hire or re-hire, front pay, group insurance or employee benefits of whatsoever kind (except on rights expressly provided for herein), claims for moneys or expenses, any claims for failing to obtain employment at any other company or with any other person or employer, any claims relating to the Option Agreements (as defined in Section 7 below) or the termination thereof, or demands for attorney's fees and legal expenses that Employee has or may have by reason of any matter or thing arising out of, or in any way connected with, directly or indirectly, any act or omission in connection with Employee's employment or cessation of employment by the Company that has occurred prior to the Effective Date of this Agreement.

         (b) Except as otherwise provided in this Agreement, the Company hereby releases and forever discharges Employee of and from any and all claims, demands, actions or causes of action, damages, or suits at law or equity, of whatsoever kind or nature arising out of or relating to Employee's employment with Company, or demands for attorney's fees and legal expenses that the Company has or may have by reason of any matter or thing arising out of, or in any way connected with, directly or indirectly, any act or omission in connection with Employee's employment by the Company that has occurred prior to the Effective Date of this Agreement; provided, however, nothing herein shall be construed to release Employee from any fraudulent or illegal conduct.

         6. Employee recognizes and understands that, by executing this Agreement, he shall be releasing the Releasees above from any claims that he now has, may have, or subsequently may have under the Age Discrimination in Employment Act of 1967, 29 U.S.C. Sections 621, ET SEQ., as amended (the "ADEA"), by reason of any matter or thing arising out of, or in any way connected with, directly or indirectly, any acts or omissions which have occurred prior to and including the Effective Date of this Agreement. In other words, Employee will have none of the legal rights against the aforementioned parties that he would otherwise have under the ADEA by his signing this Agreement.

         7. The Company and Employee are parties to (i) an Amended and Restated Stock Option Agreement dated as of December 7, 1995 (actually with the Company's predecessor, Aberdeen Group, Inc. for 2,570 Aberdeen shares at $285.33 per share, converted at 46.092647189 to 1 into 118,458 NCS shares at $6.19 per share of which 23,600 were previously exercised, leaving a balance of 94,858) (the "December Agreement"), (ii) an Incentive Stock Option Participation Agreement dated as of February 13, 1996 (the "February Agreement"), and (iii) a Nonqualified Stock Option Participation Agreement dated as of April 22, 1997 (the "April Agreement"). Collectively, the foregoing are referred to as the "Option Agreements." The parties agree that all unvested options have been forfeited but that notwithstanding anything to the contrary in the Option Agreements, Employee shall be entitled to exercise vested options under the Option Agreements as follows:

                                             Option Price    Last Date
    Agreement              Vested Options    Per Share       For Exercise

    December Agreement     94,858            $ 6.19          December 28, 2004

    February Agreement     13,524            $16.50          December 28, 2004

    April Agreement         5,000            $25.00          December 28, 2004

         The Company represents that the Human Resources Committee of the Board of Directors has approved the extension of the exercise date of the Options under the February and April Agreements to December 28, 2004. In addition the provisions of the December Agreement relating to the "Share Purchase Agreement" referred to therein are deemed deleted, the "Share Purchase Agreement" having been terminated. Also Section 9 of the April Agreement shall be deemed to apply to the December Agreement as well. The Company and Employee are also parties to a Nonqualified Stock Option Participation Agreement dated October 23, 1998, under which no options are vested and which is hereby terminated.

         8. Employee and his heirs, executors, successors, assigns and representatives shall hold the fact and terms of this Agreement in strict confidence and shall not communicate, reveal, or disclose the terms of this Agreement to any other persons except to Employee's immediate family, to legal counsel, and to tax consultants, all of whom shall be instructed by Employee similarly to hold the fact and terms of this Agreement in the strictest confidence, and as required by law.

         9. The Company hereby notifies Employee of his right to consult with his chosen legal counsel before signing this Agreement. The Company shall afford, and Employee acknowledges receiving, not less than twenty-one (21) calendar days in which to consider this Agreement to insure that Employee's execution of this Agreement is knowing and voluntary. In signing below, Employee expressly acknowledges that he has had at least twenty-one (21) days to consider this Agreement and that his execution of same is with full knowledge of the consequences thereof and is of his own free will.

         10. Employee warrants and represents that, prior to and including the Effective Date of this Agreement, no claim, demand, cause of action, or obligation which is subject to this Agreement has been assigned or transferred to any other person or entity, and no other person or entity has or has had any interest in said claims, demands, causes of action, or obligations, and that Employee has the sole right to execute this Agreement.

         11. Both the Company and Employee agree and recognize that, for a period of seven (7) calendar days following Employee's execution of this Agreement, Employee may revoke this Agreement by providing written notice revoking the same, within this seven (7) day period, to the Company at the address set forth below. Such revocation of this Agreement by Employee will also automatically revoke the acceptance of the offer set forth herein and Employee will not be entitled to any amounts described herein.

         Should Employee revoke this Agreement within this seven (7) day period, Employee agrees immediately to return all moneys and other benefits that he has received from the Company pursuant to this Agreement prior to the date of such revocation.

         12. All notices or other communications hereunder shall not be binding on either party hereto unless in writing, and delivered to the other party hereto at the following address:

         If to the Company:  NCS HEALTHCARE, INC.
                             3201 Enterprise Parkway, Suite 220
                             Beachwood, Ohio 44122
                             Attn:  President

         If to Employee:     Jeffrey R. Steinhilber
                             300 Grey Fox Run
                             Bentleyville, Ohio 44022

         Notices shall be deemed duly delivered upon hand delivery thereof at the above addresses, one day after deposit with a nationally recognized overnight delivery company or three days after deposit thereof in the United States mails, postage prepaid, certified or registered mail. Either party may change its address for notice by delivery of written notice thereof in the manner provided.

         13. This Agreement contains the entire agreement between the parties hereto as to the subject matters addressed herein, and there are no understandings between the parties other than those specifically and expressly set forth in this Agreement. This Agreement shall not be amended or modified in any manner except upon written agreement by the parties.

         14. Employee acknowledges and agrees that his election to execute this Agreement is entirely voluntary, and hereby acknowledges that he has not been pressured, coerced, or otherwise unduly influenced by the Company to execute this Agreement.

         15. This Agreement shall be governed and interpreted pursuant to the laws of the State of Ohio.

CAUTION TO EMPLOYEE: READ BEFORE SIGNING. THIS DOCUMENT CONTAINS A RELEASE OF ALL CLAIMS AGAINST RELEASEES PRIOR TO THE EFFECTIVE DATE OF THIS AGREEMENT.

         IN WITNESS WHEREOF, Employee and the Company agree as set forth above:

Date of Receipt of Agreement                Signature of Employee
by Employee:                                Acknowledging Date of Receipt

September 7, 1999                           /s/ Jeffrey R. Steinhilber
- -----------------------------------         ------------------------------

                                            Receipt Witnessed By:

                                            /s/ Diane Steinhilber
                                            ------------------------------

Date of Execution by Employee:
(The "Effective Date of this                Agreed To and Accepted By:
Agreement" is the Eighth (8th) day
After this Date.)

September 8, 1999                           /s/ Jeffrey R. Steinhilber
- -----------------------------------         ------------------------------

                                            Execution Witnessed By:

                                            /s/ Diane Steinhilber
                                            ------------------------------

Date of Execution by Company:

September 10, 1999
- -----------------------------------
                                            NCS HEALTHCARE,  INC.

                                            By:/s/ Kevin B. Shaw
                                               ---------------------------
                                            Title: Chief Executive Officer
                                                   -----------------------

                                            Execution Witnessed By:

                                            /s/ Nancy Macklin
                                            ------------------------------

                                   EXHIBIT A
                                   ---------

                                 [See attached]
                                  ---

                              EMPLOYMENT AGREEMENT
                              --------------------



         THIS EMPLOYMENT AGREEMENT is entered into this 1st day of December, 1998, by and between NCS HEALTHCARE, INC., a Delaware corporation (the "Company"), and JEFFREY R. STEINHILBER, an individual ("Executive").

         In consideration of and in reliance upon the covenants, obligations and agreements herein contained, the Company and Executive hereby agree as follows:

         1. EMPLOYMENT. Subject to the terms of this Agreement, for a period of three (3) years commencing on the date hereof (the "Employment Period"), the Company hereby agrees to employ Executive as Chief Operating Officer of the Company, and Executive hereby accepts such employment. As such, Executive shall report directly to the Chief Executive Officer (the "CEO") of the Company and perform such reasonable and appropriate duties for the Company as may be assigned to him by the CEO, including responsibility for organizing the distribution and consulting functions of the Company. Specifically, during the Employment Period, Executive's responsibility will include (i) completion of the hub-and-spoke distribution model for the Company, (ii) achievement of certain specific payroll and other expense targets as determined from time to time, and
(iii) completion of the Company's conversion to the DX System. Throughout the Employment Period, Executive shall devote his efforts diligently and faithfully on a full-time basis to the business and welfare of the Company in accordance with and in furtherance of the policies and directives of the Company.

         2. COMPENSATION AND BENEFITS.

            2.1 SALARY. The Company shall pay Executive a base salary during his employment at the rate of Two Hundred Twenty Thousand Dollars ($220,000) per year, less such deductions and withholdings as are required by law, payable in accordance with the Company's standard payroll practices. Such annual base salary shall be reviewed by the CEO of the Company at least annually during the Employment Period or within such other period as is consistent with the Company's compensation review program in existence from time to time. Increases in Executive's annual base salary shall be made at the discretion of the Company's Board of Directors upon the recommendation of the CEO. Base salary shall not be reduced after any such increase.

            2.2 BONUS. As further consideration for the services to be rendered by Executive to the Company during the Employment Period, Executive may receive bonus compensation or other executive incentives based on Executive's and the Company's performance. The amount of such bonus compensation or other executive incentives, if any, shall be determined in the sole discretion of the Company's Board of Directors upon recommendation of the CEO and may be comprised of a combination of cash payments and the granting of options under the Company's stock option program in existence from time to time. Any bonus shall be subject to such deductions and withholdings as are required by law.

            2.3 BENEFITS. Executive shall be entitled to club dues and assessments for Mayfield Country Club and a cellular telephone allowance in addition to the medical, 401(k) and other benefits provided by the Company to its executives or employees generally.

            2.4 EXPENSES. The Company shall reimburse Executive for reasonable expenses incurred by him on behalf of the Company in the performance of his services during his employment. Executive shall furnish the Company with the documentation in connection with such expenses required by the Internal Revenue Code and the regulations promulgated thereunder.

         3. NONDISCLOSURE AND NONSOLICITATION.

            3.1 DEFINITIONS. For purposes of this Agreement, the terms "NCS Group," "Competitor" and "Competitive Product or Service" are defined to include:

            (a) "NCS Group" means all business entities controlled by or under common control with the Company.

            (b) "Competitor" means any person or entity (or parent, subsidiary or affiliate thereof) engaged in or about to become engaged in research on, or the production, sale and/or performance of, any Competitive Product or Service in the United States.

            (c) "Competitive Product or Service" means a product or service which is competitive with a product or service manufactured, sold or performed by the NCS Group, or with respect to which the NCS Group has conducted research and created a business plan, during the three (3) years immediately preceding termination of Executive's employment with the Company.

            3.2 NONCOMPETITION. During the Employment Period, and for a period of eighteen (18) months following the termination for any reason of Executive's employment with the Company (whether by expiration of the Employment Period or otherwise), without the prior written consent of the Company, Executive will not directly or indirectly render services to, act as an officer, director, partner, consultant, agent or employee of, or otherwise assist or operate as a Competitor. During the pendency of this noncompetition covenant, Executive will immediately notify the Company of any change of his address and the name and address of any subsequent employer. Nothing in this Section 3.2 shall prevent Executive from being a member or officer of or from participating in the activities of any trade or professional association, or from acquiring any equity interest in the Company or of less than one percent (1%) in a Competitor whose shares are traded on a national securities exchange or over-the-counter.

            3.3 NONSOLICITATION. During the Employment Period and for a period of eighteen (18) months following the termination for any reason of Executive's employment with the Company (whether by expiration of the Employment Period or otherwise), Executive will not directly or indirectly, without the prior written approval of the Company, solicit, cause to be solicited or aid in soliciting, any of the NCS Group's (i) customers as of the date of termination for the purpose of selling to such customers Competitive Products or Services or (ii) employees as of the date of termination for the purpose of hiring any such employees as an agent, consultant, employee or otherwise of another employer.

            3.4 NONDISCLOSURE. Executive agrees that he shall not, at any time, directly or indirectly, disseminate verbally or in writing or use for his personal benefit, any Confidential Information, regardless of how it may have been acquired, except for the disclosure of such information as may be necessary for Executive to perform his duties hereunder, as required by law or otherwise as authorized in writing by an officer of the Company. Executive further agrees that, upon termination of his employment, he will return promptly to the Company all memoranda, notes, records, reports, manuals and other documents (and all copies thereof) relating to the NCS Group's business which he may then possess or have under his control. For purposes of this Agreement, "Confidential Information" means all information relating to the terms and conditions of this Agreement and all information belonging to, used by, or which is in the possession of, the NCS Group relating to the NCS Group's business, products, services, strategies, pricing, customers, representatives, suppliers, distributors, technology, programs, finances, costs, employee compensation, marketing plans, developmental plans, computer software (including all operating system and systems application software), inventions, developments or trade secrets, all to the extent such information is not intended by the NCS Group to be disseminated to the public or to other participants in its trade or business or is otherwise not generally known to Competitors. Executive acknowledges that all of the Confidential Information is and shall continue to be the exclusive proprietary property of the NCS Group, whether or not prepared in whole or in part by Executive and whether or not disclosed to or entrusted to the custody of Executive.

            3.5 REMEDIES. If Executive commits or threatens to commit a breach of any of the provisions of this Section 3, the Company shall have the right to have the provisions of this Agreement specifically enforced by any court having jurisdiction, it being acknowledged by Executive and agreed by the parties that any such breach or threatened breach will cause injury to the Company for which money damages alone will not provide an adequate remedy. Therefore, if Executive threatens to violate or violates any provisions of this Section 3, Executive agrees that, in addition to its other remedies, the Company is entitled to injunctive relief, including, but not limited to, temporary restraining orders and/or preliminary or permanent injunctions to restrain or enjoin any violation or threatened violation of this Agreement without having to post any bond. The rights and remedies enumerated above shall be in addition to, and not in lieu of, any other rights and remedies available to the Company at law or in equity.

            3.6 REFORMATION OF AGREEMENT. If any of the covenants contained in this Section 3, or any portion thereof, are found by a court of competent jurisdiction to be invalid or unenforceable as against public policy or for any other reason, such court shall exercise its discretion to reform such covenant to the end that Executive shall be subject to nondisclosure, noncompetition and nonsolicitation covenants that are reasonable under the circumstances and are enforceable by the Company. In any event, if any provision of this Agreement is found unenforceable for any reason, such provision shall remain in force and effect to the maximum extent allowable and all nonaffected provisions shall remain fully valid and enforceable.

            3.7 EXTENSION OF COVENANTS. If a court of competent jurisdiction finds that Executive has violated any of the restrictions or covenants contained in this Section 3, then the parties agree that the period of all restrictions and covenants set forth in Section 3 automatically shall be extended by the number of days that the court determines Executive to have been in violation of such restriction or covenant.

            3.8 REASONABLENESS OF TERMS. Both the Company and Executive stipulate and agree that covenants and other terms contained in this Section 3 are reasonable in all respects, including time period, geographical area and scope of restricted activities (it being acknowledged that the Company's business is being carried on within a rapidly consolidating industry), and that the restrictions contained herein are designed to protect the NCS Group's business and ensure that Executive does not engage in unfair competition with the NCS Group.

         4. TERMINATION.

            4.1 MANNER OF TERMINATION. This Agreement may be terminated prior to the end of the Employment Period as follows:

            (a) BY THE COMPANY FOR DISABILITY. At the option of and by written notice from the Company, if Executive shall become disabled, which, for purposes of this Agreement, shall be deemed to have occurred if Executive suffers from any disability or impairment of health which continues for at least one hundred twenty (120) consecutive days or one hundred twenty (120) days in any twelve
(12) month period and which, in the opinion of the Company, renders the Executive unable to perform his duties on an active, full-time basis.

            (b) BY THE COMPANY FOR GOOD CAUSE. At the option of and by written notice from the Company, if the Company shall find "good cause" for termination, which, for purposes of this Agreement, shall mean (i) a material breach by Executive of his obligations under Section 3 of this Agreement or his fiduciary obligations to the Company, (ii) commission by Executive of a felony or any offense involving misappropriation of money or property, (iii) repeated absenteeism, (iv) illegal drug use or excessive alcohol consumption on the part of Executive, or (v) if Executive repeatedly fails, after notice and a reasonable chance to cure, to observe the reasonable directives of the Board of Directors of the Company or their designee to whom Executive reports.

            (c) BY EXECUTIVE. By executive upon not less than ninety (90) days notice upon which the Executive would receive a severance benefit of twelve (12) months base pay and benefits.

            (d) DEATH. As of the end of the month in which Executive dies.

            4.2 CONSEQUENCES OF TERMINATION. The provisions of Section 3 will survive termination of this Agreement. In addition, all rights of the parties to seek damages and other relief for breaches of this Agreement occurring prior to or on account of the termination hereof by the other of this Agreement will survive termination. In addition, if Executive's employment is terminated by the Company pursuant to Section 4.1(a) above, Executive shall be entitled to continue to receive his annual base salary and, to the extent eligible for participation, to receive benefits under Section 2.3 above for a period equal to the longer of (i) eighteen (18) months, or (ii) the number of months remaining in the Employment Period. Except as set forth in this Section
4.2 and Section 4.3, all rights and obligations of the parties hereunder will expire upon termination of this Agreement.

          4.3 SEVERANCE BENEFITS. In addition to any other compensation or benefit payable to Executive hereunder, if, at any time during the Employment Period, (a) Jon Outcalt and Kevin Shaw cease to own or otherwise control, in the aggregate, at least fifty percent (50%) of the voting control of the Company (as a result of a sale, exchange or other transfer or as a result of a merger, consolidation, reorganization or other transaction), (b) Kevin Shaw is no longer the Chief Executive Officer of the Company, and thereafter, but within the Employment Period or (c) the scope of Chief Operating Officer's responsibilities are materially changed from historical practices, (y) Executive's employment with the Company is terminated by the Company for any reason other than those set forth in Section 4.1(a), (b) or (d) above or (z) Executive terminates his employment pursuant to Section 4.1(c) above, Executive shall be entitled, as a severance benefit, to continue to receive his annual base salary and benefits under Section 2.3 above for a period equal to the longer of (i) eighteen (18) months, or (ii) the number of months remaining in the Employment Period.

     5.  MISCELLANEOUS.

          5.1 WAIVER. Failure of the Company at any time to enforce any provision of this Agreement or to require performance by Executive of any provision hereof shall in no way affect the validity of this Agreement or any part hereof or the right of the Company thereafter to enforce its rights hereunder; nor shall it be taken to constitute a condemnation or waiver by the Company of that default or any other or subsequent default or breach.

          5.2 NOTICES. All notices or other communications hereunder shall not be binding on either party hereto unless in writing and delivered to the other party hereto at the following address:

          If to the Company:  NCS HEALTHCARE, INC.
                              3201 Enterprise Parkway, Suite 220
                              Beachwood, Ohio  44122
                              Attn:  Chief Financial Officer

          If to Executive:    Jeffrey R. Steinhilber
                              300 Grey Fox Run
                              Bentleyville, OH  44022

Notices shall be deemed duly delivered upon hand delivery thereof at the above addresses or two (2) days after deposit thereof in the United States mails, postage prepaid, certified or registered mail. Any notice delivered in any other manner shall be effective upon receipt. Either party may change its address for notice by delivery of written notice thereof in the manner provided.

          5.3 ASSIGNMENT. No rights of any kind under this Agreement shall, without prior written consent of the Company, be transferable to or assignable by Executive or any other person, or be subject to alienation, encumbrance, garnishment, attachment, execution or levy of any kind, voluntary or involuntary. This Agreement shall be binding upon and shall inure to the benefit of the Company, its successors and assigns.

          5.4 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Ohio without regard for the conflicts of laws provisions thereof.

          5.5 COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same document.

          5.6 HEADINGS. The headings in this Agreement are intended solely for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

          5.7 ENTIRE AGREEMENT. THE PARTIES HERETO ACKNOWLEDGE THAT THEY HAVE READ THIS AGREEMENT, UNDERSTAND IT, AND AGREE TO BE BOUND BY ITS TERMS. This Agreement constitutes the entire understanding and agreement between the parties hereto concerning the subject matter hereof. All negotiations by the parties hereto concerning the subject matter hereof are merged into this Agreement and there are no representations, warranties, covenants, understandings or agreements, oral or otherwise, in relation thereto by the parties hereto other than those incorporated herein. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by the parties hereto.

     INTENDING TO BE LEGALLY BOUND, the parties or their duly authorized representatives have signed this Agreement on the date first above written.


                                   NSC HEALTHCARE, INC.

                                   By: /s/Kevin B. Shaw
                                       --------------------------
                                   Title: Chief Executive Officer
                                          -----------------------

                                   EXECUTIVE

                                   /s/Jeffrey R. Steinhilber
                                   ------------------------------
                                      Jeffrey R. Steinhilber